Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13(d)-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13G and to all amendments to such statement.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement on February 11, 2011.

CSI BD (MAURITIUS)

By:	/s/ Evan Sloves
Evan Sloves
Director

CSI MAURITIUS INC.

By:	/s/ Evan Sloves
Evan Sloves
Director

CISCO SYSTEMS MANAGEMENT B.V.

By:	/s/ Evan Sloves
Evan Sloves
Director

CISCO SYSTEMS (BERMUDA) LTD

By:	/s/ Petra Lindner
Petra Lindner
Director

By:	/s/ Jean-Marc Servat
Jean-Marc Servat
Director

CISCO SYSTEMS INTERNATIONAL HOLDINGS LTD.

By:	/s/ Petra Lindner
Petra Lindner
Director

By:	/s/ Jean-Marc Servat
Jean-Marc Servat
Director

CISCO SYSTEMS GLOBAL HOLDINGS LTD.

By:	/s/ Petra Lindner
Petra Lindner
Director

By:	/s/ Jean-Marc Servat
Jean-Marc Servat
Director

CISCO WORLDWIDE HOLDINGS LTD.

By:	/s/ Petra Lindner
Petra Lindner
Director

By:	/s/ Jean-Marc Servat
Jean-Marc Servat
Director

CISCO TECHNOLOGY, INC.

By:	/s/ Evan Sloves
Evan Sloves
President

CISCO SYSTEMS, INC.

By:	/s/ Prat Bhatt
Prat Bhatt
Vice President, Corporate Controller and Principal Accounting Officer